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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion and incorporation by reference in this proxy statement/joint prospectus of Peter Kiewit Sons', Inc. and PKS Holdings, Inc. on Form S-4 of our report dated March 14, 1997, except for Note 20, as to which the date is March 26, 1997, of our audits of the consolidated financial statements and financial statement schedule of Peter Kiewit Sons', Inc. as of December 28, 1996 and December 30, 1995, and for the three years ended December 28, 1996, which report is included in the Annual Report on Form 10-K of Peter Kiewit Sons', Inc. We also consent to the inclusion in the aforementioned proxy statement/joint prospectus of our report dated March 14, 1997 except for Note 15, as to which the date is March 26, 1997, of our audits of the financial statements and financial statement schedule of Kiewit Construction and Mining Group, a business group of Peter Kiewit Sons', Inc. as of December 28, 1996 and December 30, 1995 and for the three years ended December 28, 1996. We further consent to the inclusion in the aforementioned proxy statement/joint prospectus of our reports dated October 9, 1997, of our examinations of the pro forma consolidated condensed statements of earnings of Peter Kiewit Sons', Inc. and Kiewit Construction and Mining Group, a business group of Peter Kiewit Sons', Inc. for the year ended December 28, 1996. We also consent to the reference to our Firm under the caption "Experts."


Coopers & Lybrand L.L.P.


Omaha, Nebraska
November 10, 1997